U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549











                                    Form 8-K










                  Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act of 1934



         Date of Report                         May 20, 2002
                                       (Date of earliest event reported)



                              TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)




        Texas                     0-14908                 74-2095844
   (State or other              (Commission           (I.R.S. Employer
    jurisdiction                File Number)         Identification No.)
   of incorporation)



        1304 Summit, Suite 2
        Plano, Texas                                          75074
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:      (972) 881-1099



Item 5.     Other Events


     On May 20, 2002, TGC Industries, Inc. ("TGC" or the "Company") announced that the Company has been notified by Nasdaq that, in accordance with Marketplace Rule 4310(c)(8)(B), the Company's securities will be delisted from the Nasdaq SmallCap Market at the opening of business on May 24, 2002, due to the Company's Common Stock, as previously reported, having failed to maintain a minimum market value of publicly held shares of $1,000,000 as required by Marketplace Rule 4310(c)(7). Also, as previously reported, following such delisting, the Company's securities will be traded over-the-counter on the National Association of Securities Dealers, Inc. Over-The-Counter Bulletin Board System.


          Item 7.   Exhibits

               A.   News Release disseminated on May 20, 2002.


Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TGC INDUSTRIES, INC.


May 20, 2002
                                    By: /s/ WAYNE A. WHITENER
                                            Wayne A. Whitener,
                                            President and CEO
                                        (Principal Executive Officer)




























                         EXHIBIT "A"
                              ____________

NEWS RELEASE:                                  FOR IMMEDIATE RELEASE



TGC INDUSTRIES, INC.

Contact: Ken Uselton                            972-881-1099



        TGC INDUSTRIES, INC. ANNOUNCES NOTIFICATION
              FROM NASDAQ OF DATE FOR DELISTING

Plano, Texas - May 20, 2002 TGC Industries, Inc.("TGC" or the "Company") ("NASDAQ SmallCap TGCI - Preferred Stock TGCIP") - announced today that the Company has been notified by Nasdaq that, in accordance with Marketplace Rule 4310(c)(8)(B), the Company's securities will be delisted from the Nasdaq SmallCap Market at the opening of business on May 24, 2002, due to the Company's Common Stock, as previously reported, having failed to maintain a minimum market value of publicly held shares of $1,000,000 as required by Marketplace Rule 4310(c)(7). Also, as previously reported, following such delisting, the Company's securities will be traded over-the-counter on the National Association of Securities Dealers, Inc. Over-The-Counter Bulletin Board System.

TGC, based in Plano, Texas, is a geophysical service company which primarily provides 3-D seismic services to oil and gas companies. It also maintains a geophysical gravity bank.



     1304 Summit Avenue   Suite 2   Plano, Texas 75074   972-881-1099

form8-kdelist.txt